Exhibit 99.2 Brown & Brown to Acquire RSC June 10, 2025

Information Regarding Forward Looking Statements This presentation contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. You can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and “continue” or similar words. We have based these statements on our current expectations about potential future events. Although we believe the expectations expressed in the forward-looking statements included in this presentation are based upon reasonable assumptions, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements. Many of these factors have previously been identified in filings or statements made by us or on our behalf. Important factors which could cause our actual results to differ, possibly materially from the forward-looking statements in this presentation include but are not limited to the following items: risks with respect to the timing of the transaction (the “Transaction”) with RSC Topco, Inc. (“RSC”), the holding company for Accession Risk Management Group, Inc. (collectively, “Accession”); the possibility that the anticipated benefits of the Transaction are not realized when expected or at all; risks related to the financing of the Transaction, including that financing the Transaction will result in an increase in our indebtedness and that we may not be able to secure the required financing in connection with the Transaction on acceptable terms, in a timely manner, or at all; the unaudited pro forma financial information reflecting the Transaction included in this presentation is based on assumptions and is subject to change based on various factors; risks related to RSC’s business, including underwriting risk in connection with certain captive insurance companies; risks relating to the financial information related to RSC included in this presentation; the risk that certain assumptions we have made relating to the Transaction prove to be materially inaccurate; the inability to hire, retain and develop qualified employees, as well as the loss of any of our executive officers or other key employees; a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us; acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired businesses into our operations and expand into new markets; risks related to our international operations, which may result in additional risks or require more management time and expense than our domestic operations to achieve or maintain profitability; the requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change; the loss of or significant change to any of our insurance company or intermediary relationships, which could result in loss of capacity to write business, additional expense, loss of market share or material decrease in our commissions; the effect of natural disasters on our profit-sharing contingent commissions, insurer capacity or claims expenses within our capitalized captive insurance facilities; adverse economic conditions, political conditions, outbreaks of war, disasters, or regulatory changes in states or countries where we have a concentration of our business; the inability to maintain our culture or a significant change in management, management philosophy or our business strategy; fluctuations in our commission revenue as a result of factors outside of our control; the effects of significant or sustained inflation or higher interest rates; claims expense resulting from the limited underwriting risk associated with our participation in capitalized captive insurance facilities; risks associated with our automobile and recreational vehicle finance and insurance dealer services (“F&I”) businesses; changes in, or the termination of, certain programs administered by the U.S. federal government from which we derive revenues; the limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner; our reliance on vendors and other third parties to perform key functions of our business operations and provide services to our customers; the significant control certain shareholders have; changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations; improper disclosure of confidential information; our ability to comply with non-U.S. laws, regulations and policies; the potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity; uncertainty in our business practices and compensation arrangements with insurance carriers due to potential changes in regulations; regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third-parties; increasing scrutiny and changing laws and expectations from regulators, investors and customers with respect to our environmental, social and governance practices and disclosure; a decrease in demand for liability insurance as a result of tort reform legislation; our failure to comply with any covenants contained in our debt agreements; the possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities; fluctuations in foreign currency exchange rates; a downgrade to our corporate credit rating, the credit ratings of our outstanding debt or other market speculation; changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition; changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; conditions that result in reduced insurer capacity; quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production; intangible asset risk, including the possibility that our goodwill may become impaired in the future; changes in our accounting estimates and assumptions; future pandemics, epidemics or outbreaks of infectious diseases, and the resulting governmental and societal responses; other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission (“SEC”) filings; and other factors that the Company may not have currently identified or quantified. Assumptions as to any of the foregoing, and all statements, are not based upon historical fact, but rather reflect our current expectations concerning future results and events. Forward-looking statements that we make or that are made by others on our behalf are based upon a knowledge of our business and the environment in which we operate, but because of the factors listed above, among others, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized, or even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution readers not to place undue reliance on these forward-looking statements. All forward-looking statements made herein are made only as of the date of this presentation, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware. BROWN & BROWN | 2

Important Disclosures This presentation contains references to non-GAAP financial measures as defined in SEC Regulation G, consisting of Brown & Brown’s EBITDAC, EBITDAC Margin, EBITDAC - Adjusted, EBITDAC Margin - Adjusted, Diluted Net Income Per Share - Adjusted, Net Debt Outstanding, Total Debt Outstanding to EBITDAC - Adjusted, Net Debt Outstanding to EBITDAC - Adjusted, Free Cash Flow and Free Cash Flow Conversion and RSC’s pro forma adjusted revenues, pro forma adjusted EBITDA and pro forma adjusted EBITDA margin. We present these measures because we believe such information is of interest to the investment community and because we believe they provide additional meaningful methods to evaluate operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis due to the impact of certain items that have a high degree of variability, that we believe are not indicative of ongoing performance and that are not easily comparable from period to period. This non-GAAP financial information should be considered in addition to, not in lieu of, GAAP information as of the relevant date. Consistent with Regulation G, a description of such information is provided below and a reconciliation of such items to GAAP information can be found within this presentation. We believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables, the impact of amortization of intangible assets and certain other non-recurring or infrequently occurring items. We also view EBITDAC, EBITDAC - Adjusted, EBITDAC Margin, and EBITDAC Margin - Adjusted as important indicators when assessing and evaluating our performance, as they present more comparable measurements of our operating margins in a meaningful and consistent manner. As disclosed in our most recent proxy statement, we use Diluted Net Income Per Share - Adjusted and EBITDAC Margin - Adjusted as key performance metrics for our short-term and long-term incentive compensation plans for executive officers and other key employees. Non-GAAP Earnings Measures • EBITDAC is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables. • EBITDAC Margin is defined as EBITDAC divided by total revenues. • EBITDAC - Adjusted is defined as EBITDAC, excluding (i) (gain)/loss on disposal, (ii) for 2022 and 2023, Acquisition/Integration Costs (as defined below) and (iii) for 2023, the 1Q23 Nonrecurring Cost (as defined below). • EBITDAC Margin - Adjusted is defined as EBITDAC - Adjusted divided by total revenues. • Diluted Net Income Per Share - Adjusted is defined as diluted net income per share, excluding the after-tax impact of (i) the change in estimated acquisition earn-out payables, (ii) (gain)/loss on disposal and (iii) amortization. Other Non-GAAP Financial Measures - We believe these non-GAAP measures, as defined below, are useful to monitor our leverage and evaluate our balance sheet. • Net Debt Outstanding is defined as Total Debt Outstanding less cash and cash equivalents. “Total Debt Outstanding” is defined as current portion of long-term debt plus long-term debt less unamortized discount and debt issuance costs. • Total Debt Outstanding to EBITDAC - Adjusted is defined as Total Debt Outstanding divided by EBITDAC - Adjusted. • Net Debt Outstanding to EBITDAC - Adjusted is defined as Net Debt Outstanding divided by EBITDAC - Adjusted. • Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. • Free Cash Flow Conversion is defined as Free Cash Flow divided by total revenues. Definitions Related to Certain Components of Non-GAAP Measures • “Acquisition/Integration Costs” means the acquisition and integration costs (e.g., costs associated with regulatory filings, legal/accounting services, due diligence and the costs of integrating our information technology systems) arising out of our acquisitions of GRP (Jersey) Holdco Limited and its business, Orchid Underwriters Agency and CrossCover Insurance Services, and BdB Limited companies, which are not considered to be normal, recurring or part of the ongoing operations. • “1Q23 Nonrecurring Cost” means approximately $11.0 million expensed and substantially paid in the first quarter of 2023 to resolve a business matter, which is not considered to be normal, recurring or part of the ongoing operations. • “(Gain)/loss on disposal” is a caption on our consolidated statements of income which reflects net proceeds received as compared to net book value related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure. BROWN & BROWN | 3

Important Disclosures (cont.) Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments and, therefore comparability may be limited. This supplemental non-GAAP financial information should be considered in addition to, and not in lieu of, the Company's condensed consolidated financial statements. The information contained in this presentation about RSC and Accession is based on information furnished to us by RSC’s and Accession’s management. Targeted synergies are not a guarantee of future performance and involve significant assumptions, risks and uncertainties that may not materialize or may differ materially from those projected. Targeted synergies include anticipated cost savings as RSC is consolidated with Brown & Brown. These estimates assume that the consolidation can be achieved without disrupting the operations, quality or service levels of either company and that there are no unforeseen difficulties or delays in implementing the consolidation plan. The targeted synergies are expected to be reflected in our consolidated results by the end of 2028, but there can be no assurance that this timeframe will be met or that the estimated synergies will be realized in full or at all. Investors should not place undue significance on the targeted synergies as a measure of the value or profitability of the combined company or as an indication of the actual results that may be achieved by the combined company. Neither our nor RSC’s accounting firms have studied, reviewed or performed any procedures with respect to the pro forma forward-looking financial data for the purpose of inclusion in this presentation, and, accordingly, neither have expressed an opinion or provided any form of assurance with respect thereto for the purpose of this presentation. These pro forma forward-looking financial data are for illustrative purposes only and should not be relied on as necessarily being indicative of future results. The assumptions and estimates underlying the pro forma forward-looking financial data are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including those in the Information Regarding Forward Looking Statements disclaimer in this presentation. Pro forma forward-looking financial data is inherently uncertain due to a number of factors outside of our and RSC’s control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the proposed acquisition or that actual results will not differ materially from those presented in the pro forma forward-looking financial data. Inclusion of pro forma financial data in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. BROWN & BROWN | 4

Be the leading global provider of Our Vision insurance solutions for our customers.

Brown & Brown Differentiators Strong Common Culture Entrepreneurial Meritocracy Decentralized Sales & Service Accountable & Disciplined High Performance Successful Acquirer Highly Talented Teammates Strong Balance Sheet BROWN & BROWN | 6

Sustained Organic and Acquired Revenue Growth Total Revenues ($B) $8.0 $7.0 1 $6.0 Kentro $5.0 2024 Revenue 2023 $3B $4.0 2022 Revenue Quintes Arrowhead $2B 2021 $3.0 Wright Revenue GRP, Riedman 2018 $2.0 $1B Orchid Hull & Co. Insurance & BdB 2014 2013 Agency 2012 2011 $1.0 2005 The Hays Beecher Carlson Group 2001 $0.0 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 '24 '25 Added to the S&P 500 Index in 2021 and the S&P 500 Dividend Aristocrats in 2022 1 Illustratively represents summation of Brown & Brown and RSC 2024 total revenues. Pro forma impact is presented for illustrative purposes only. See disclaimers “Information Regarding Forward Looking Statements” and “Important Disclosures”. BROWN & BROWN | 7

Driving Value Through Increased Scale and Capabilities 1 2+ 1 Operating Acquisition Customers Talent Specialties Scale Culture Strategy Model BROWN & BROWN | 8

Strategic Rationale for Transaction Enhanced Scale, Capabilities, and Market Access • Accession’s high-quality, diversified and integrated business operates in the middle market segment with the scale and clear strategic alignment to bolster Brown & Brown’s operations and expand its market share • Enhances capabilities in property & casualty, employee benefits, specialty, and programs • Accession has a strong track record of organic growth with a history of effectively capitalizing on inorganic growth opportunities, completing 190+ acquisitions since inception Synergistic Growth Opportunities • Together, both management teams have collectively identified various significant growth opportunities, including targeted meaningful cost and modest revenue synergies • Accession’s offerings and reach will amplify Brown & Brown’s operations and enhance future M&A opportunities Best-in-Class Culture & Leadership • Combining two highly compatible, entrepreneurial, sales-based cultures, deeply embedded in local communities with a focus on client service and growth • Clear strategic alignment with the leadership to continue respective cultures of excellence into the future Financially Attractive 1 • Strong financial profile – $1.7B of pro forma adjusted revenues and $600M of pro forma adjusted EBITDA in 2024 2 • Acquired operations estimated to be mid-teens accretive to Brown & Brown’s 2024 Diluted Net Income Per Share - Adjusted 1 3 • Net purchase price to pro forma adjusted EBITDA multiple of ~12x • Brown & Brown is committed to maintaining an investment grade rating in good standing Note: Pro forma impact and synergies are discussed for illustrative purposes only. See disclaimers “Information Regarding Forward Looking Statements” and “Important Disclosures”. 1 See page 20 for important information regarding RSC’s pro forma adjusted revenues and pro forma adjusted EBITDA, each a non-GAAP measure. 2 Based on the inclusion of targeted run-rate synergies as of January 1, 2024, and the exclusion of one-time integration costs and transaction expenses. See “Important Disclosures” regarding non-GAAP measures on pages 3-4 and non-GAAP reconciliations on pages 21-24. 3 Calculated as (1) total purchase price, less acquired deferred tax assets, divided by (2) RSC’s 2024 pro forma adjusted EBITDA, plus targeted run-rate synergies. Excludes one-time integration costs and deal fees. We may be unable to use all or some of any such deferred tax assets. BROWN & BROWN | 9

Accession at a Glance

$15B+	$1.7B	$600M	~35%	200+	~5,500	190+
2024 premiums	2024 pro forma adjusted revenues[1]	2024 pro forma adjusted EBITDA[1]	2024 pro forma adjusted EBITDA margin[1]	Locations	Teammates	Completed acquisitions

Company Overview

- Premier North American insurance distribution platform with fully integrated business model and focus on operational excellence
- 9th largest privately held US insurance broker[2]
- Composed of two leading insurance distribution brands with a joint focus on specialty distribution and products: Risk Strategies and One80 Intermediaries
- Culture focused on client service and growth with >1,200 teammate shareholders

Risk Strategies:

- Retail brokerage servicing specialty insurance segments
- Consultancy heritage with embedded client relationships
- Focused on small commercial, middle and upper middle-market corporate clients, and high net worth individuals

One80 Intermediaries:

- Launched in 2019 and highly complementary with Risk Strategies
- Operates 100+ programs
- Diverse, alternative distribution platform operating globally
- Each business is managed to account for the niche nature of the business, employees, trading partners, and in certain cases, individual clients

Note: Financial metrics presented on this slide are of RSC, the holding company for Accession; [1] Pro forma adjusted EBITDA margin, a non-GAAP measure, is equal to pro forma adjusted EBITDA divided by pro forma adjusted revenues. See page 20 for important information regarding RSC's pro forma adjusted revenues and pro forma adjusted EBITDA, each a non-GAAP measure; [2] Source: Business Insurance; [3] Based on RSC's FY 2024 Revenue.

Business Segments[3]


One80 Intermediaries ~30%
Risk Strategies ~70%

BROWN & BROWN | 10

Complementary Specializations

RETAIL

Brown & Brown

Stop Loss, Single Parent Captives, Multinational, Dealer Services, Tenant Liability, Complex Casualty, Transportation, Trade Credit

Entertainment, Healthcare, Private Equity, Agriculture, Architects & Engineers, Captives, Employee Benefits / Consulting

RISK strategies

SPECIALTY DISTRIBUTION

ARROWHEAD PROGRAMS | BRIDGE SPECIALTY GROUP

Agriculture, Aviation, Hospitality, Manufacturing, Sports & Entertainment, Catastrophe

Warranty, Reinsurance, Travel Accident / Life & Health, Programs, Affinity, Expanded Canadian Market

ONE80 INTERMEDIARIES

BROWN & BROWN | 11

Transaction Overview

Transaction	• Brown & Brown to acquire RSC on a cash and debt-free basis at time of acquisition » $1.7B 2024 pro forma adjusted revenues[1] » $600M 2024 pro forma adjusted EBITDA[1]
Purchase Price & Consideration Financing	• Purchase price of $9.825B, with approximately $9.4B[2] of net funding at closing • Consideration of approximately 86% cash and 14% stock issued to RSC's ownership » Cash consideration is expected to be funded through a $4.0B new senior unsecured notes offering, a $4.0B new common equity follow-on offering with a 10% over allotment option, and cash on hand » Approximately $1.3B of Brown & Brown stock issued to selling shareholders » Acquiring deferred tax assets valued at approximately $600M[3] • Net consideration of $750M to sellers placed in escrow to cover potential costs and runoff claims related to certain discontinued operations
Targeted Synergies	• Targeted run-rate synergies of $150M by the end of 2028
Assumptions: Transaction & Integration Costs	• One-time integration costs of $200M-$250M expected over the next three years • $125M of retention stock grants expected to be expensed over five to seven years • ~$50M of one-time transaction costs to be recorded in 2025
Earnings Impact	• Acquired operations estimated to be mid-teens accretive to Brown & Brown's 2024 Diluted Net Income Per Share - Adjusted[4]
Timing	• 30-day waiting period for HSR expired; no second request • Subject to standard closing conditions and other regulatory approvals • Anticipated closing in Q3 2025

Note: Standalone financial metrics presented on this slide are of RSC, the holding company for Accession. Pro forma impact is discussed, and net funded purchase price and synergies are presented, for illustrative purposes only. See disclaimers "Information Regarding Forward Looking Statements" and "Important Disclosures".

[1] See page 20 for important information regarding RSC's pro forma adjusted revenues and pro forma adjusted EBITDA, each a non-GAAP measure.

[2] $9.407B estimated closing net funded purchase price reduced for estimated earnouts, purchase price for certain acquisitions closed after period presented and certain other post-closing obligations.

[3] We may be unable to use all or some of any such deferred tax assets.

[4] Based on the inclusion of targeted run-rate synergies as of January 1, 2024, and the exclusion of one-time integration costs and transaction expenses. See "Important Disclosures" regarding non-GAAP measures on pages 3-4 and non-GAAP reconciliations on pages 21-24.

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Brown & Brown Revenue Growth ( $ M I L L I O N S ) Total revenues ($M) $4,805 1 EBITDAC Margin - Adjusted $4,257 $3,573 $3,051 $2,613 $2,393 $2,014 $1,881 $1,767 $1,661 35% 34% 33% 33% 33% 33% 32% 31% 31% 30% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 1 See important disclosures regarding non-GAAP measures on pages 3-4 and non-GAAP reconciliations on pages 21-24. 2 CAGR uses the year ended 12-31-2014 as the base for the calculation. BROWN & BROWN | 13

Brown & Brown Liquidity and Financial Policy Overview Liquidity Profile Financial & Capital Allocation Policy • Generated $1.2 billion of cash flow from operations • Maintain low leverage, industry-leading margins, for the year ended 2024, growing 16% over 2023 high cash flow conversion and investment-grade ratings • $669M cash on balance sheet as of 3/31/2025 • Optimize financial flexibility in line with growth • Up to $800M revolving credit facility, with $400M objectives availability as of 3/31/2025, plus expansion features for an additional $900M under various credit • Target net debt outstanding to EBITDAC ratio of 0 - agreements 2.5x and total debt outstanding to EBITDAC ratio of 0 - 3.0x • Financial covenants include max net debt outstanding to EBITDAC ratio of 3.5x • Balance of returns and risks through allocation of capital to internal investments, acquisitions, dividends and share repurchases BROWN & BROWN | 14

Brown & Brown Leverage & Maturity Profile Debt & Leverage 1 Debt outstanding ($M) Debt to EBITDAC - Adjusted Ratio $4,500 4.0x $3,942 $3,824 $3,796 3.5x 3.0x $3,000 $2,023 2.5x $2,096 $1,555 2.0x $1,507 $1,500 $1,145 $1,074 $976 1.5x 1.0x $0 0.5x 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 1 1 Total Debt Outstanding Total Debt Outstanding to EBITDAC - Adjusted Net Debt Outstanding to EBITDAC - Adjusted 2 Maturity Ladder ($M) Bank Debt Senior Unsecured Revolver $700 $619 $600 $600 $600 $350 $313 $56 $0 $0 2025 2026 2027 2028 2029 2030 2031 2032 2034 … 2052 1 See important disclosures regarding non-GAAP measures on pages 3-4 and non-GAAP reconciliations on pages 21-24. 2 Metrics current as of 3/31/25. BROWN & BROWN | 15

Brown & Brown Free Cash Flow Conversion ( $ M I L L I O N S ) 1 Free Cash Flow $1,092 $941 $828 $764 $642 $605 $526 $418 $393 $364 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Free Cash Flow 22% 22% 22% 26% 25% 25% 25% 23% 22% 23% 1 Conversion 1 See important disclosures regarding non-GAAP measures on pages 3-4 and non-GAAP reconciliations on pages 21-24. Blue bars represent Free Cash Flow. 2 CAGR uses the year ended 12-31-2014 as the base for the calculation. BROWN & BROWN | 16

The Power of WE Culture ✓ Strong cultural similarities between the organizations, focused on teammate ownership, and wealth creation 1 1 ✓ History of entrepreneurialism, innovation, meritocracy, and profitable growth Alignment Scale ✓ Combined 21K+ teammates across 700+ offices ✓ Well-positioned to strengthen carrier relationships, and deliver deep specialization 2 6 2 across North America, London, Bermuda, and beyond ✓ Combined specialty distribution operations with significant presence across the U.S. ✓ Scale provides additional opportunities to direct premiums through alternative distribution 3 platform and build niche programs to capture demand ✓ Depth and expertise to service customers of all sizes ✓ Built and led by experienced insurance veterans, with a deep bench of talent across the 4 5 3 organizations Customer Collaboration ✓ Access to new geographies, specialties, and markets Focused 5 ✓ Harness new capabilities to create a comprehensive offering 4 ✓ We share an emphasis on doing what is in the best interest of our customers ✓ Strong alignment on the goals for the business and our carrier partners 6 Specialization & Leadership BROWN & BROWN | 17

GAAP to Non-GAAP Reconciliation RSC

Reconciliation of RSC Total Revenues to Pro Forma Adjusted Revenues and Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin

($M)	FY2024 As Reported		M&A run-rate adjustments	Non-GAAP adjustments	RSC FY2024 adjusted	BRO FY2024 GAAP adjustments	BRO non-GAAP adjustments	Adjusted pro forma FY2024	Targeted run-rate synergies	FY 2024 pro forma w/ synergies
Commissions and fees	1,554	(1)	79	1	1,634	(14)	(2)	1,618		
Contingent commissions	87	(2)	4		91	(28)	(1)	62		
Investment & other income	37	(3)	-		37	-	(1)	36		
Total revenues	**1,678**	(4)	**83**	**1**	**1,762**	**(42)**	**(4)**	**1,716**	**20**	**1,736**
Compensation Expense	(891)	(5)	(35)	47	(879)	42	(20)	(857)		
Operating Expense	(311)	(6)	(7)	62	(256)	-	(3)	(259)		
Expenses	**(1,202)**	(7)	**(42)**	**109**	**(1,135)**	**42**	**(23)**	**(1,116)**	**130**	**(986)**
EBITDA	**476**		**41**	**110**	**627**	**-**	**(27)**	**600**	**150**	**750**
(EBITDA Margin)	***28%***				***36%***			***35%***		***43%***

Note: See important disclosures regarding non-GAAP measures on pages 3-4. Non-GAAP adjustments include legal and financial consulting related to transactions, one-time bonuses related to past acquisitions and one-time integration costs. Pro forma impact and synergies are discussed for illustrative purposes only. See disclaimers "Information Regarding Forward Looking Statements" and "Important Disclosures".

[1] Amount includes the following, which are shown on RSC's Consolidated Statement of Operations and Comprehensive Loss: commissions (1,296), fees (245) and insurance revenue (13).

[2] Amount reflects contingency and profit-share (87), as shown on RSC's Consolidated Statement of Operations and Comprehensive Loss.

[3] Amount includes the following, which are shown on RSC's Consolidated Statement of Operations and Comprehensive Loss: interest income (18) and other income, net (19).

[4] Amount reflects the following, which are shown on RSC's Consolidated Statement of Operations and Comprehensive Loss: total revenues (1,641), plus interest income (18) and other income, net (19).

[5] Amount includes commissions, employee compensation, and benefits expenses (891), which are shown on RSC's Consolidated Statement of Operations and Comprehensive Loss.

[6] Amount includes the following, which are shown on RSC's Consolidated Statement of Operations and Comprehensive Loss: professional services (134), other expenses (174) and loss on extinguishment of long-term debt (3).

[7] Amount reflects the following, which are shown on RSC's Consolidated Statement of Operations and Comprehensive Loss: total expenses (1,551), less (i) depreciation and amortization (164) and change in fair value of deferred purchase consideration (188), plus (ii) loss on extinguishment of long-term debt (3).

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GAAP to Non-GAAP Reconciliation Brown & Brown

Reconciliation of Income Before Income Taxes to EBITDAC and EBITDAC - Adjusted and Income Before Income Taxes Margin to EBITDAC Margin and EBITDAC Margin - Adjusted

($M; Unaudited)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Total revenues	$1,661	$1,767	$1,881	$2,014	$2,393	$2,613	$3,051	$3,573	$4,257	$4,805
Income before income taxes	403	424	450	463	527	624	763	876	1,146	1,303
Income Before Income Taxes Margin[1]	*24%*	*24%*	*24%*	*23%*	*22%*	*24%*	*25%*	*25%*	*27%*	*27%*
(+) Amortization	87	87	85	87	105	109	120	147	166	178
(+) Depreciation	21	21	23	23	23	26	33	39	40	44
(+) Interest	39	40	38	41	64	59	65	141	190	193
(+) Change in estimated acquisition earnout payables	3	9	9	3	(1)	(5)	40	(39)	21	2
EBITDAC	**$553**	**$581**	**$605**	**$617**	**$718**	**$813**	**$1,021**	**$1,164**	**$1,563**	**$1,720**
EBITDAC Margin	*33%*	*33%*	*32%*	*31%*	*30%*	*31%*	*33%*	*33%*	*37%*	*36%*
(-) Gain / (+) loss on disposal	(1)	(1)	(2)	(2)	(10)	(2)	(10)	(5)	(143)	(31)
(+) Acquisition / Integration Costs	-	-	-	-	-	-	-	11	13	-
(+) 1Q23 Non-Recurring Cost	-	-	-	-	-	-	-	-	11	-
EBITDAC - Adjusted	**$552**	**$580**	**$603**	**$615**	**$708**	**$811**	**$1,011**	**$1,170**	**$1,444**	**$1,689**
EBITDAC Margin - Adjusted	*33%*	*33%*	*32%*	*31%*	*30%*	*31%*	*33%*	*33%*	*34%*	*35%*

Note: See important disclosures regarding non-GAAP measures on pages 3-4.

[1] "Income Before Income Taxes Margin" is defined as income before income taxes divided by total revenues.

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Reconciliation of Long-Term Total Debt to Net Debt Outstanding, Total Debt Outstanding to EBITDAC - Adjusted and Net Debt Outstanding to EBITDAC - Adjusted ($M; Unaudited) 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Current portion of long-term debt $73 $56 $120 $50 $55 $70 $43 $251 $569 $225 (+) Long-term debt less unamortized discount and debt issuance costs 1,072 1,018 856 1,457 1,500 2,026 1,980 3,691 3,227 3,599 Total Debt Outstanding $1,145 $1,074 $976 $1,507 $1,555 $2,096 $2,023 $3,942 $3,796 $3,824 (-) Cash and cash equivalents (444) (516) (573) (439) (542) (817) (887) (650) (700) (675) Net Debt Outstanding $701 $558 $403 $1,068 $1,013 $1,279 $1,136 $3,292 $3,096 $3,149 EBITDAC - Adjusted $552 $580 $603 $615 $707 $811 $1,011 $1,170 $1,444 $1,689 Total Debt Outstanding to EBITDAC - Adjusted 2.1x 1.9x 1.6x 2.5x 2.2x 2.6x 2.0x 3.4x 2.6x 2.3x Net Debt Outstanding to EBITDAC - Adjusted 1.3x 1.0x 0.7x 1.7x 1.4x 1.6x 1.1x 2.8x 2.1x 1.9x Note: See important disclosures regarding non-GAAP measures on pages 3-4. BROWN & BROWN | 22

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow & Free Cash Flow Conversion 1 1 1 1 ($M; Unaudited) 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Net cash provided by operating activities $385 $382 $411 $442 $568 $678 $713 $809 $881 $1,010 $1,174 (-) Capital expenditures (25) (18) (18) (24) (42) (73) (71) (45) (53) (69) (82) Free Cash Flow $360 $364 $393 $418 $526 $605 $642 $764 $828 $941 $1,092 Total revenues 1,576 1,661 1,767 1,881 2,014 2,392 2,613 3,051 3,573 4,257 4,805 Free Cash Flow Conversion 23% 22% 22% 22% 26% 25% 25% 25% 23% 22% 23% Note: See important disclosures regarding non-GAAP measures on pages 3-4. 1 Cash flows for years 2020 and 2021 have been restated under the fiduciary model. Legacy method of cash flows is used for years prior to 2020. BROWN & BROWN | 23

Reconciliation of Diluted Net Income Per Share to Diluted Net Income Per Share - Adjusted 1 1 (Unaudited) 2022024 Diluted Net Income per Share $3.46 (+) Change in estimated acquisition earn-out payables - (-) Gain / (+) Loss on Disposal (0.09) (+) Amortization 0.47 Diluted Net Income Per Share - Adjusted $3.84 Note: See important disclosures regarding non-GAAP measures on pages 3-4. BROWN & BROWN | 24

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